                                                                    Exhibit 10.6



                                                                    July 1, 1998



                                LINE OF CREDIT
                                ---------------

Hudson Hotels Trust
One Airport Way
Suite 200
Rochester, NY  14624

Attention:  Tony Wilson
            John Sabin

Re:         $100,000,000 Limited Service Hotel Line of Credit
            Loan No. 24140

Dear Tony and John:

     This Commitment Letter is intended to set forth the results of discussions between The Capital Company of America LLC ("Capital America") and Hudson Hotels Trust ("Borrower Sponsor") relating to the financing facility (the "Financing") proposed by Borrower Sponsor to several bankruptcy remote, special purpose subsidiary entities (such special purpose entities are hereinafter referred to as the "Borrower or Borrowers"). The assets (the "Properties") to be owned by the Borrowers and to be financed pursuant to our commitment set forth herein are as described in the Summary of Terms (the "Term Sheet") which is attached hereto and incorporated herein by reference. All capitalized terms used in this Commitment Letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Term Sheet.

1.   General Understanding
     ---------------------

     As described more fully in the Term Sheet, our obligations under this Commitment Letter are subject in their entirety to among other things, (a) the absence of any material development occurring prior to the date of the consummation of the Financing which could, in Capital America's sole opinion, adversely affect the transactions contemplated hereby, (b) Capital America's undertaking of and completion of due diligence on the Properties and the Borrower Sponsor with results satisfactory to Capital America in its sole discretion and (c) the execution and delivery of definitive agreements and other documentation relating to the Financing satisfactory to Capital America in its sole discretion. Borrower Sponsor expressly acknowledges and agrees that Capital America has set forth in the Term Sheet the terms and conditions upon which it is willing to make the Financing based upon Borrower Sponsor's oral or written representations regarding the Properties and prior to the commencement of its own due diligence investigation. In such investigation, Capital America will need to be satisfied in its judgment, among other things, with the level of the net operating income which has been and is expected to be generated by the Properties, the value of the Properties, environmental and structural matters relating to the Properties and the structure and ownership of the Borrowers. If Capital America's findings with respect to the foregoing are inconsistent with Borrower Sponsor's oral or written representations regarding the Properties, Capital America may, in its sole discretion, terminate its obligations under this Commitment Letter or modify any of the terms set forth in the Term Sheet to be consistent with its findings.

2.   Covenants of Borrower Sponsor
     -----------------------------

     Borrower Sponsor will, and will cause Borrowers to, cooperate and use best efforts to promptly supply Capital America with all due diligence materials requested by Capital America; prepare or cause to be prepared documents relating to the Financing; cause its legal counsel to deliver various opinion letters customarily required in Financing transactions of this type, all in form and substance satisfactory to Capital America; and act in good faith to do all things reasonably required to consummate the closing of the Financing. Borrower Sponsor represents that (i) the proposed finance transaction described herein is not the subject of a commitment from another lender and (ii) no other party has a right of refusal or any other option which could cause the transaction contemplated herein not to be consummated.

     Prior to the closing of the Financing, Borrower Sponsor will not, and will cause Borrowers and Borrowers' affiliates not to, sell, assign or otherwise dispose of the Properties to any person or entity without Capital America's consent provided, however, Borrower Sponsor or Borrowers may transfer the Properties to an affiliate which becomes bound by the terms of this Commitment Letter. In addition, prior to the Commitment Termination Date (as defined in Section 6 hereof), the Borrower Sponsor will not, and will cause its affiliates not to, obtain, or attempt to obtain, the Financing or any other debt financing with respect to the Properties with any party other than Capital America. Borrower Sponsor acknowledges that, by commencing the due diligence investigation contemplated by this Commitment Letter, Capital America is devoting time and resources to the Borrower Sponsor that it otherwise could be devoting to other projects. Therefore, if Borrower Sponsor breaches its obligations pursuant to this Section 2 or
     Section 5, Borrower Sponsor agrees to pay Capital America, in addition to its obligations to pay fees and expenses described in the Term Sheet, a termination fee equal to 2% of the proposed Financing amount. Receipt of such payment by Capital America shall not constitute a waiver of any rights or remedies Capital America may have either at law or equity.

     The obligations of Borrower Sponsor and Borrowers pursuant to this Section 2 shall be terminated on the Commitment Termination Date (as it may be extended by Capital America) or such earlier date that Capital America notifies the Borrower Sponsor that based on its due diligence investigation it does not intend to proceed with the consummation of the Financing.

3.   Brokers Fee
     -----------

     The Borrower Sponsor represents and warrants to Capital America that no broker(s), agent(s) or finder(s) brought about this Commitment Letter or was otherwise involved in any manner in the Financing or any aspect thereof.

4.   Authorization
     -------------

     Borrower Sponsor hereby represents that it has the power and authority to enter into this Commitment Letter on behalf of itself and, upon the formation of the Borrowers, to bind the Borrowers hereunder.

5.   Confidentiality
     ---------------

     From the date hereof through the date immediately prior to the date on which any document regarding the Borrower Sponsor which must disclose the terms of this Commitment Letter and accompanying term sheet is filed with the Securities and Exchange Commission, each of the parties hereto agrees not to disclose, and to cause Related Parties (hereinafter defined) not to disclose, either the fact that discussions or negotiations are taking place concerning the Financing or any of the terms, conditions, or other facts relating to the Financing, including the status thereof, except that information may be disclosed to employees or agents (all of whom are collectively referred to as "Related Parties") who, in each party's considered judgment, need to know such information for the purpose of causing the consummation of the transactions contemplated hereby. Capital America acknowledges that Morgan Keegan Company, Inc. is a Related Party in its capacity as agent for the Borrower Sponsor. Related Parties shall be informed of the confidential nature of the information and material and shall be directed to keep the information and material in the strictest confidence and to use the information and material only for the purpose of causing the consummation of the transactions contemplated hereby. The terms set forth in this Commitment Letter and the attached Term Sheet are proprietary to Capital America and are made available to Borrower Sponsor solely for the evaluation of the transaction contemplated hereby. Oral or written disclosure of the Term Sheet to any competitor of Capital America shall be detrimental to Capital America and shall be an explicit violation of this section.

6.   Miscellaneous
     -------------

     If this Commitment Letter shall not have been executed by Borrower Sponsor on or prior to July 1, 1998, this Commitment Letter shall expire, unless extended in writing by Capital America in its sole discretion. If Capital America has not received the Good Faith Deposit and the Expense Deposit described in the Term Sheet within two business days of execution of this Commitment Letter, Capital America's obligations hereunder will be terminated. In addition, if the Financing does not close on or prior to September 1, 1998, or such later date selected by Capital America (the "Commitment Termination Date"), Capital America may, at its option, terminate this Commitment Letter and its obligations hereunder. Each of Capital America and the Borrower Sponsor agrees that notwithstanding the expiration or termination of this Commitment Letter, its existence and the contents hereof are and shall remain subject to the provisions of Confidentiality set forth in Section 5. If the Financing is not consummated by the Commitment Termination Date and such date has not been extended in writing by Capital America, or if any other event whereby Capital America's obligations hereunder have terminated has occurred, yet discussions or negotiations between the parties shall continue, Capital America's continued negotiations with respect to the Financing shall be nothing more than a good faith effort to consummate the Financing, shall not be construed in any way to extend its commitment described herein, but shall not relieve the Borrower Sponsor of its obligations hereunder. Borrower Sponsor and Borrowers hereby waive any claim or cause of action with respect to negotiations which take place after Capital America's commitment has been terminated.

     THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR ANY LEGAL ACTION OR PROCEEDING RESULTING FROM THE TRANSACTION CONTEMPLATED HEREIN. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. THIS COMMITMENT LETTER IS INTENDED FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE AFFILIATES AND NOT FOR THE BENEFIT OF ANY THIRD PARTIES.

     Please indicate your agreement to the above by executing a copy of this Commitment Letter in the place provided below and returning a fully executed copy to the undersigned.


                            Very truly yours,

                            THE CAPITAL COMPANY OF AMERICA LLC


                            By: /s/ Michael L. Brody
                               ----------------------------------------
                               Name:   Michael L. Brody
                               Title:  Managing Director


Agreed and Accepted as of
this 1st day of July, 1998

HUDSON HOTELS TRUST


By: /s/ E. Anthony Wilson
    ------------------------------------------
   Name:   E. Anthony Wilson
   Title:  CEO - Trustee

JULY 1, 1998

                       THE CAPITAL COMPANY OF AMERICA LLC

                          $100,000,000 LINE OF CREDIT

                                SUMMARY OF TERMS
      (Incorporated by Reference in Commitment Letter dated July 1, 1998)

GENERAL: Subject to the satisfaction of the conditions set forth in the Commitment Letter between The Capital Company of America LLC ("Capital America") and Hudson Hotels Trust ("Borrower Sponsor") and subject to the satisfaction of the conditions set forth in this Summary of Terms, Capital America will provide a line of credit for first priority mortgage loans (each, a "Loan"), in the aggregate amount of up to $100,000,000 (the "Facility"), to be made to a limited liability entity (the "Borrower") controlled by Borrower Sponsor. The proceeds of each mortgage loan will be used to fund the Borrower's acquisition of various properties approved by Capital America (each, a "Property") or for any working capital purposes, and to provide permanent long term financing for a portion of those Properties, as further described herein. The Properties shall not include any of the properties from the Benderson Portfolio. Capital America shall have no approval rights over Borrower Sponsor's acquisition of any properties which do not secure the Facility. The closing of the Facility shall be conditioned upon the closing of the Permanent Loan described in a permanent loan term sheet dated July 1, 1998, between Capital America and Borrower Sponsor.

LINE OF CREDIT
--------------

BORROWER:        The Borrower for the Properties shall be a bankruptcy remote, special purpose entity, whose activities will be limited to owning and operating the Properties and whose form, structure and organizational documents shall be acceptable to Capital
                 America in its sole discretion. The Borrower will be controlled by the Borrower Sponsor. The Borrower shall have at least one independent director (or the functional equivalent), whose responsibility will be limited solely to matters involving insolvency and bankruptcy issues and whose vote will be required to approve any election by the Borrower to voluntarily seek protection from creditors under any applicable bankruptcy or insolvency laws or the Borrower's dissolution. Capital
                 America shall have the right to approve such director. The
                 Borrower shall be a limited partnership or a limited liability company, and a bankruptcy remote, special purpose entity in form and substance acceptable to Capital America will be required to act as the General Partner or the Managing Member of the Borrower, as the case may be. Notwithstanding the foregoing, Capital America agrees to restructure the Borrower, so long as it continues to satisfy Rating Agency requirements, in order to accommodate an operating lease structure which Borrower Sponsor may elect to use in connection with its REIT formation.

CROSS-
COLLATERALIZATION:  Each of the Advances under the Facility and all of the collateral securing the Facility shall be cross-collateralized and cross-defaulted.

LINE OF CREDIT
ADVANCE PERIOD:     Capital America will agree to make Advances under the
                    Facility, subject to the terms and conditions described herein, for a period of 18 months, unless Borrower exercises the Extension Option described below, in which case Capital
                    America will agree to make Advances under the Facility for a period of 24 months.

LINE OF CREDIT
EXTENSION OPTION:   At Borrower's option, the Line of Credit Advance Period will be extended by 6 months for a total term of 24 months (the
                    "Extension Option"). In the event that Borrower exercises such Extension Option, the Permanent Loan Commitment Amount
                    (as defined below) will increase to $75 million.

LINE OF CREDIT
AMOUNT: The maximum amount of any Advance under the Line of Credit for any Property shall be that amount which results in a debt service coverage ratio ("DSCR") of at least 1.50:1, based upon the underwritten net operating income ("UNOI") of the Property (as defined below), the calculation of which is described below, and an assumed debt service constant of 11.33%.

LINE OF CREDIT
INTEREST RATE:      One-month LIBOR + 1.85% per annum, reset monthly two
                    eurodollar business days prior to each payment date. The
                    Line of Credit Interest Rate is inclusive of Capital
                    America's servicing and administrative expenses associated with the Facility.

INTEREST RATE
PROTECTION:         At any time when the 10 year US Treasury security then being used by Capital America to price loans exceeds 6.25%, the Borrower will be required to forward rate lock, for the Remaining Permanent Loan Commitment Amount (as defined below), (the "Locked Amount"), such 10 year US Treasury
                    Security, pursuant to Capital America's standard interest rate management arrangement. If the Permanent Loan
                    Commitment Amount has been met, at any time when the 10 year
                    US Treasury security then being used by Capital America to price loans exceeds 7.00%, the Borrower will be required to forward rate lock, for the outstanding balance of the Facility, (the "Locked Amount"), such 10 year US Treasury
                    Security, pursuant to Capital America's standard interest rate management arrangement. The cost of this hedge will be 4 basis points per month on the Locked Amount. The Borrower and the Borrower Sponsor shall guarantee the payment of any hedging losses and breakage amounts associated with such rate lock.

MONTHLY PAYMENTS:   The Facility will require payments, in arrears, of interest only, and monthly payments of escrows and reserves. All payments on the Facility will be required to be made on the eleventh (11th) day of every calendar month (except if the 11th day is not a business day, then payment shall be required on the first business day following the 11th)
                    (each, a "Payment Date"). All payments shall be made in arrears and shall be for the period beginning on the 11th calendar day of the preceding month through and including the 10th calendar day of the month when payment is due. The Facility will require no amortization.

FEES/DEPOSITS:      Within two business days of signing the Commitment Letter,
                    Borrower Sponsor will pay to Capital America an "Expense
                    Deposit" of $100,000. The Expense Deposit shall be applied by Capital America to the payment of Capital America's expenses hereunder, as more fully described below in the section entitled "Expenses". Expenses incurred in connection with the Facility which are in excess of the Expense
                    Deposit, will be withheld from the first Advance proceeds to the extent not already paid. If actual expenses are less than the Expense Deposit, Borrower Sponsor shall be remitted the difference at closing.

                    In addition, Capital America may be paid a Draw Fee equal to 0.25% on the amount of each Advance under the Facility, based upon the funding date of such Advance under the Facility, according to the following schedule:

                      From Facility Closing Date through September 10, 1998:   0.0% Draw Fee
                      From August 11 through September 10 of any year:         0.0% Draw Fee
                      From February 11 through March 10 of any year:           0.0% Draw Fee
                      During any other period of the Facility:                 0.25% Draw Fee

                    In addition, Capital America may be paid an Exit Fee equal to 0.25% on the amount of any full or partial prepayment of the Facility, based upon the date of such prepayment, according to the following schedule:

                      From Facility Closing Date through September 10, 1998:   0.0% Exit Fee
                      From August 11 through September 10 of any year:         0.0% Exit Fee
                      From February 11 through March 10 of any year:           0.0% Exit Fee
                      At the Maturity Date of the Facility:                    0.0% Exit Fee
                      During any other period of the Facility:                 0.25% Exit Fee

LINE OF CREDIT
MATURITY DATE:      The Facility shall mature eighteen months following the
                    first Line of Credit Payment Date (the "Line of Credit
                    Maturity Date"), unless Borrower exercises the Extension
                    Option, in which case Capital America will agree to make
                    Advances under the Facility for a period of 24 months.

PREPAYMENT:         The Facility is prepayable at any time prior to the Line of
                    Credit Maturity Date, subject to at least 60 days notice from the Borrower and subject to the Exit Fee schedule described above under "Fees/Deposits".

APPROVAL PROCESS:   Borrower Sponsor will provide Capital America, no later than
                    45 days prior to the expected date on which Capital America will place a mortgage on the Property, all documentation, reports and other information required by Capital America in accordance with Capital America's Line of Credit due diligence and underwriting standards (each, a "Loan
                    Package") with respect to each Property proposed to be financed hereunder which shall be approved by Capital
                    America in its sole discretion. Capital America will provide
                    Borrower Sponsor with written notice when it has completed its review of a Loan Package.

DOCUMENTS:        The Advances under the Facility shall be evidenced by
                  documentation customary for similar transactions, and in form and substance acceptable to Capital America in its sole and absolute discretion, which documentation shall be consistent in all material respects with the terms and provisions hereof.
                  Such documentation shall include customary representations and warranties from the Borrower to Capital America and customary events of default. In addition, all relevant ancillary documents relating to the Borrower, including without limitation any applicable management agreements and franchise agreements, shall be satisfactory to Capital America in its sole discretion.

LEGAL OPINIONS:   As a condition to the closing, the Borrower's counsel shall render all customary legal opinions regarding the Borrower and the Facility. Such opinions shall include an opinion of Borrower's counsel, which counsel shall be reasonably acceptable to Capital America, including, without limitation, a usury opinion and an opinion as to the enforceability of the Facility under New York law. In the event that Capital America desires to have the Facility, or any securities representing interests in the Facility, rated by any Rating Agency, the Borrower's counsel shall render a substantive non-consolidation opinion and such other opinions as may be requested by the applicable Rating Agency, all in form and substance customary or required for rated transactions.

DUE DILIGENCE/ADDITIONAL
CONDITIONS PRECEDENT TO
FUNDING/CLOSING:  The obligation of Capital America to make the Advances under the Facility is subject to the completion by Capital America to Capital America's satisfaction of Capital America's due diligence with respect to the Properties and the Borrower, including, without limitation, the receipt by and reasonable approval of Capital America of the following prior to the funding of any Advance:

                  (i)     Perfected first mortgage on the Properties;

                  (ii) Title insurance policies issued by a national company reasonably acceptable to Capital America showing indefeasible title to the Properties vested in the Borrower, insuring the first priority of the lien arising under the applicable mortgage in an amount acceptable to Capital America, excepting from coverage thereunder only such matters as are approved by Capital America, and including such co-insurance and/or reinsurance as is required by Capital America;

                  (iii) Market studies with respect to the Properties' markets by a firm approved by Capital America, which studies shall be commissioned by Capital America for its own use and Borrower Sponsor shall reimburse Capital America for the cost of such market studies;

                  (iv) Environmental audits (i.e. Phase I surveys and, if deemed necessary or appropriate by Capital America, Phase II surveys) of the Properties, acceptable to Capital America from a firm approved by Capital America;

                  (v) Structural engineering reports acceptable to Capital America from a firm approved by Capital America, identifying, among other things, a schedule of anticipated capital expenditures and the per annum cost thereof;

                  (vi) Probable maximum loss analysis acceptable to Capital America from a firm approved by Capital America delivered prior to closing for any Property located in the states of California, Oregon, Washington or Hawaii;

                  (vii) Insurance policies (including earthquake insurance, if applicable) in such form, with such carriers, and in such amounts as are required pursuant to the Loan Documents and deemed acceptable to Capital America;

                  (viii) Three years of historical operating statements of the Properties (verified by a certified public accounting firm acceptable to Capital America), trailing 12 month operating statements of the Properties and operating budgets for the Properties for the then current operating year;

                  (ix) Smith Travel reports for each of the Properties from 1994 to the present;

                  (x) Surveys (or, if reasonably acceptable to Capital America, updated and recertified surveys) meeting Capital America's specifications (including with respect to the surveyor's certification) and legal description of the Properties;

                  (xi) Certificates of occupancy for each Property and reasonable evidence of compliance with all applicable zoning, building, environmental and other laws applicable to the Properties. Zoning letters or the like from applicable governmental authorities are acceptable for the purposes hereof;

                  (xii) Copies of all leases, material contracts and permits affecting the Properties;

                  (xiii) Evidence that any ground lease allows for first mortgage financing on the Properties and confirmation that all terms and conditions of the ground lease are acceptable to Capital America (including delivery of estoppel certificates acceptable to Capital America); and

                  (xiv)   Other information reasonably required by Capital
                          America.

PERMANENT LOANS
---------------

CONVERSION TO
PERMANENT LOANS:  Borrower Sponsor shall be required to close $50,000,000 of
                  Permanent Loans with Capital America subject to the following terms (the "Permanent Loan Commitment Amount") by February 11, 1999. Borrower Sponsor may elect which Properties shall be released with the proceeds of the Permanent Loan, subject to Capital America's approval in its sole discretion. Any Permanent Loans closed between Borrower Sponsor and Capital America by February 11, 1999 shall reduce the Permanent Loan Commitment Amount, regardless of whether such Permanent Loans were used to refinance Properties securing the Facility. If Borrower exercises the Extension Option, the Permanent Loan Commitment Amount shall increase to $75,000,000.

BORROWER:         The Borrower for the Permanent Loan shall be a bankruptcy
                  remote, special purpose entity, whose activities will be limited to owning and operating the Properties and whose form, structure and organizational documents shall be acceptable to Capital America in its sole discretion. The Borrower will be controlled by the Borrower Sponsor. The Borrower shall have at least one independent director (or the functional equivalent), whose responsibility will be limited solely to matters involving insolvency and bankruptcy issues and whose vote will be required to approve any election by the Borrower to voluntarily seek protection from creditors under any applicable bankruptcy or insolvency laws or the Borrower's dissolution. Capital America shall have the right to approve such director. The Borrower shall be a limited partnership or a limited liability company, and a bankruptcy remote, special purpose entity in form and substance acceptable to Capital
                  America will be required to act as the General Partner or the Managing Member, as the case may be. Notwithstanding the foregoing, Capital America agrees to restructure the Borrower, so long as it continues to satisfy Rating Agency requirements, in order to accommodate an operating lease structure which Borrower Sponsor may elect to use in connection with its REIT formation.

PERMANENT LOAN
FUNDING DATE:     The Permanent Loan Commitment Amount shall be funded by
                  February 11, 1999, unless the Extension Option is exercised, in which case the final $25,000,000 of Permanent Loan
                  Commitment Amount shall be funded at any time during the Facility.

PERMANENT LOAN
FEES: A structuring fee equal to 2.0% of the amount of any Permanent Loan shall be paid to Capital America on the closing date of such Permanent Loan to reimburse it for the payment of structuring and placement services related to the Permanent Loan.

PERMANENT
LOAN AMOUNT:      The Permanent Loan shall be made in an amount no less than
                  $50,000,000, and shall be collateralized by a pool of Properties such that the DSCR on the Permanent Loan is no less than 1.40:1, based upon Capital America's determination of UNOI (as defined below) and a debt service constant equal to the greater of (a) the actual constant using a 25 year amortization and (b) 10.48%, and subject to a loan to value not to exceed 65% based upon an MAI appraisal approved by Capital America. Actual Loan proceeds are also dependent upon prevailing interest rates at the closing of the Loan (unless
                  Borrower Sponsor has entered into Capital America's standard
                  Rate Lock Agreement, as described above under "Interest Rate
                  Protection").

PERMANENT LOAN
INTEREST RATE:    For the Permanent Loan, the locked yield on the 10 year US
                  Treasury Security, plus the applicable Spread and Forward
                  Premium:


                  DSCR              Spot Spread             Forward Premium
                  ----              -----------             ---------------

                  1.40:1 - 1.69:1     2.15%                 1.5 basis points per
                                                            month following
                                                            Facility Closing

                  1.70:1+            1.75%                  1.5 basis points per
                                                            month following
                                                            Facility Closing

                  Interest shall be calculated based on a 360-day year and actual days elapsed.

MONTHLY PAYMENTS: The Permanent Loan will require level monthly payments of interest and principal, and monthly payments of escrows and reserves. All payments on the Loan will be required to be made on the eleventh (11th) day of every calendar month (except if the 11th day is not a business day, then payment shall be required on the first business day following the 11th) (each, a "Payment Date"). All payments shall be made in arrears and shall be for the period beginning on the 11th calendar day of the preceding month through and including the 10th calendar day of the month when payment is due. The Permanent Loan will require equal payments consisting of principal and interest sufficient to fully amortize the face amount thereof over 300 months.

PERMANENT LOAN
MATURITY DATE:    The effective maturity date of the Permanent Loan shall be the date no later than 120 months after the first Permanent Loan
                  Payment Date (the "Effective Maturity Date"). The actual maturity date of each Loan shall be no later than 300 months after first Permanent Loan Payment Date (the "Actual Maturity
                  Date").

PAYMENTS AFTER
EFFECTIVE MATURITY
DATE: Provided no other default exists, from the Effective Maturity Date through the earlier of (i) repayment of all Borrower's obligations under the Permanent Loan or (ii) the Actual Maturity Date, the Interest Rate payable on the Permanent Loan will increase to 500 basis points plus the greater of: (a) the Interest Rate at the time of maturity (the "Maturity Interest Rate") or (b) the sum of (i) the then prevailing yield on US Treasury Constant Maturities with terms most nearly approximating those non callable US Treasury obligations having maturities as close as possible to the Actual Maturity Date of the Permanent Loan and (ii) the lower of 200 basis points or the Spread (rounded down to nearest 1/8th) (the greater of (a) or (b), the "Reset Note Rate"). The difference between interest accrued on the principal balance at the Maturity Interest Rate and interest accrued on the principal balance at the Reset Note Rate shall be defined as "Additional Interest". Following the Effective Maturity Date, and until all Borrowers' obligations under the Loan Agreement have been fully satisfied, 100% of the cash flow shall be allocated in the following order of priority: (i) ground rent, if applicable, (ii) tax and insurance escrow, (iii) interest at the Maturity Interest Rate, (iv) principal based on the original 300-month amortization schedule, (v) operating expenses, (vi) reserves, (vii) prepayment of principal until reduced to zero and (viii) the balance, if any, to Additional Interest and interest accrued thereon. Non-payment of any portion of the Additional Interest to the extent sufficient cash flow was not available, will not be a default under the Permanent Loan. Unpaid Additional Interest shall be deferred and shall accrue interest at the Reset Note Rate and shall be payable in full no later than the Actual Maturity Date. Notwithstanding the above, failure at any time to make payments in amounts at least equal to those required under (i) through (vi) above shall constitute a default under the Permanent Loan. Notwithstanding the foregoing, if Borrower repays the Loan within the first 60 days following the Effective Maturity Date, including interest through the next Payment Date, the Additional Interest accrued since the Effective Maturity Date shall be forgiven and any excess cash flow held in reserve shall be refunded to the Borrower.

TOTAL RELEASE OF
COLLATERAL:       The Permanent Loan may not be prepaid prior to the Effective
                  Maturity Date. However, two years after Capital America sells the Permanent Loan into a securitization (the "Lockout
                  Period"), all Properties may be released as security for the Permanent Loan by payment to Capital America or its assignee of (i) all accrued but unpaid interest and other payments due under the Permanent Loan; (ii) the entire principal balance of the Permanent Loan then outstanding; and (iii) Capital
                  America's standard yield maintenance premium derived from a US
                  Treasury benchmark (the "Total Release Payment").

PARTIAL RELEASE OF
COLLATERAL:       After the Lockout Period but prior to the maturity of the
                  Permanent Loan, provided that no Event of Default has occurred or is continuing, less than all the Properties securing the Permanent Loan may be released upon payment to Capital America or its assignee of (i) all accrued and unpaid interest on the Permanent Loan, (ii) 125% of the Allocated Loan Amount for the
                  Properties requested to be released and (iii) Capital
                  America's standard yield maintenance on such amount (the
                  "Partial Release Payment"). Notwithstanding the foregoing, a partial release of Properties will only be permitted if the DSCR for the remaining Properties is greater than both (i) the DSCR for the Loan at the Closing Date and (ii) the DSCR for the Loan immediately prior to the release.

CONDITIONS TO RELEASE
OF COLLATERAL:    Total or partial releases are subject to at least 30 days
                  written notice to Capital America or its assignee, which notice must include the Properties proposed to be released, and may only occur on a regularly scheduled payment date. Any release is subject to Capital America's or its assignee's receipt of a legal opinion of outside counsel acceptable to Capital America or its assignee which states without qualification that Capital America or its assignee will have, upon the release, a first priority perfected security interest in the US Treasury Securities referred to below. Borrower may be relieved of its obligations under the Loan after payment of the Total Release Payment or the Partial Release Payment, as the case may be, in an amount equal to the Loan Amount, in the case of a total release or 125% of the Allocated Loan Amount in the case of a partial release, provided that it assigns to a special purpose corporation acceptable to Capital America or its assignee that portion of the Permanent Loan equal to the Permanent Loan Amount, in the case of a total release, or 125% of the Allocated Loan Amount, in the case of a partial release; and provided further that, in the case a partial release, Borrower shall remain liable for the remaining balance of the Permanent Loan.

                  "Allocated Loan Amount" shall be determined at the closing of the Permanent Loan by Capital America in its sole discretion, and will be the portion of the original principal amount of the Permanent Loan allocated among the Properties relative to its UNOI. The sum of the Allocated Loan Amounts for all the Properties securing the Permanent Loan shall equal the original principal amount of the Permanent Loan. Capital America's standard yield maintenance premium shall be an amount that, together with the Allocated Loan Amount being paid, will be sufficient to purchase non-callable US Treasury Securities whose cash flows are equal to and occur as close as possible before the successive remaining scheduled interest and principal payments required under the Permanent Loan during the Term. Capital America's standard yield maintenance premium shall also apply due to any prepayment resulting from an acceleration of the Permanent Loan following an Event of Default.

DOCUMENTS:        The Permanent Loan shall be evidenced by documentation
                  customary for similar transactions, and in form and substance acceptable to Capital America in its sole and absolute discretion, which documentation shall be consistent in all material respects with the terms and provisions hereof. Such documentation shall include customary representations and warranties from the Borrower to Capital America and customary events of default. In addition, all relevant ancillary documents relating to the Borrower, including without limitation any applicable management agreements and franchise agreements, shall be satisfactory to Capital America in its sole discretion.

LEGAL OPINIONS:   As a condition to the closing, the Borrower's counsel shall render all customary legal opinions regarding the Borrower and the Loan. Such opinions shall include an opinion of Borrower's counsel, which counsel shall be reasonably acceptable to Capital America, including, without limitation, a usury opinion and an opinion as to the enforceability of the Loan transaction under New York law. In addition, the Borrower's counsel shall render a substantive non-consolidation opinion and such other opinions as may be requested by the applicable
                  Rating Agency, all in form and substance customary or required for rated transactions.

DUE DILIGENCE/ADDITIONAL
CONDITIONS PRECEDENT TO
FUNDING/CLOSING:  The obligation of Capital America to make the Permanent Loan is subject to the completion by Capital America to Capital America's satisfaction of Capital America's due diligence with respect to the Properties and the Borrower, including, without limitation, the receipt by and reasonable approval of Capital America of the following prior to the funding of the Permanent
                  Loan:

                  (i)     Perfected first mortgage on the Properties;

                  (ii) Title insurance policies issued by a national company reasonably acceptable to Capital America showing indefeasible title to the Properties vested in the Borrower, insuring the first priority of the lien arising under the applicable mortgage in an amount acceptable to Capital America, excepting from coverage thereunder only such matters as are approved by Capital America, and including such co-insurance and/or reinsurance as is required by Capital America;

                  (iii) MAI appraisals (prepared in compliance with FIRREA) with respect to the Properties by a firm approved by Capital America;

                  (iv) Environmental audits (i.e. Phase I surveys and, if deemed necessary or appropriate by Capital America, Phase II surveys) of the Properties, acceptable to Capital America from a firm approved by Capital America;

                  (v) Structural engineering reports acceptable to Capital America from a firm approved by Capital America, identifying, among other things, a schedule of anticipated capital expenditures and the per annum cost thereof;

                  (vi) Probable maximum loss analysis acceptable to Capital America from a firm approved by Capital America delivered prior to closing for any Property located in the states of California, Oregon, Washington or Hawaii;

                  (vii) Insurance policies (including earthquake insurance, if applicable) in such form, with such carriers, and in such amounts as are required pursuant to the Loan Documents and deemed acceptable to Capital America;

                  (viii) Three years of historical operating statements of the Properties (verified by a certified public accounting firm acceptable to Capital America), trailing 12 month operating statements of the Properties and operating budgets for the Properties for the then current operating year;

                  (ix) Smith Travel reports for each of the Properties from 1994 to the present;

                  (x) Surveys (or, if reasonably acceptable to Capital America, updated and recertified surveys) meeting Capital America's specifications (including with respect to the surveyor's certification) and legal description of the Properties;

                   (xi) Certificates of occupancy for each Property and reasonable evidence of compliance with all applicable zoning, building, environmental and other laws applicable to the Properties. Zoning letters or the like from applicable governmental authorities are acceptable for the purposes hereof;

                   (xii) Copies of all leases, material contracts and permits affecting the Properties;

                   (xiii) Evidence that any ground lease allows for first mortgage financing on the Properties and confirmation that all terms and conditions of the ground lease are acceptable to Capital America (including delivery of estoppel certificates acceptable to Capital America); and

                   (xv)    Other information reasonably required by Capital
                           America.

GENERAL TERMS
-------------

                   The following terms are applicable to both the Line of Credit and the Permanent Loan.

UNDERWRITTEN NOI:  At all times during the Facility, and upon the funding of the
                   Permanent Loan, each of the Properties must demonstrate UNOI (as determined in accordance with the terms hereof) on a trailing 12-month basis (based on the consecutive 12-month period ending in the month immediately preceding the closing date for which detailed financial information is available) in an amount sufficient to generate the minimum DSCR for either the Facility or Permanent Loan, as the case may be.

                   UNOI shall be calculated by determining the actual net income of the Properties before interest, depreciation and income taxes during the most recent 12-month period immediately prior to the closing of the Loan. Capital America will make adjustments, in its sole discretion, based on underwriting criteria which will include, but not be limited to, the following (i) supply and demand dynamics in the specific market for each Property and the effect of new construction on occupancy and rate; (ii) the growth or decline, as the case may be, in occupancy, average daily rate, gross revenue, departmental profit and gross operating profit for each Property; (iii) the operating performance of Properties which have been recently renovated; and (iv) expense and other operating ratios of each Property compared to those ratios achieved for a comparable asset in the hotel industry at large. In addition, Capital America will analyze the management contract and franchise agreement for each Property and adjust the fees currently paid on those contracts, when necessary, to reflect minimum standards in the hotel industry for either full-service or limited-service hotels that have both a national franchise and management affiliation. Furthermore, Capital America's determination of the appropriate FF&E reserve will be based upon third-party reports and other due diligence, but in no event will the adjustment be less than 5% of gross revenues. In determining UNOI, all pro forma adjustments to revenue and expenses shall be approved by Capital America in its sole discretion and shall be subject to Capital America's full due diligence. The above underwriting assumes that there is no material adverse change anticipated in the operations of the Properties or in the UNOI of the Properties from the execution of the Commitment Letter to the closing of the Loan.

GROUND LEASE:       The terms of any ground lease must provide that the payments thereunder are subordinate to the lien of the mortgage or deed of trust, must have a remaining term of at least 10 years later than the Final Maturity Date, and must otherwise be acceptable to Capital America in its sole discretion. Any ground lease must be financeable as determined by Capital
                    America in its sole discretion (e.g., Capital America or its assignee must be given notice of, and an opportunity to cure, defaults, and otherwise be adequately protected in the event the ground lessee disaffirms the ground lease in connection with a bankruptcy. The ground lease must not be cancelable in the event a lender forecloses on the leasehold estate.). In addition, Borrower shall deliver to Capital
                    America prior to closing a ground landlord's estoppel certificate, signed by the Borrower's ground landlord containing, among other things, leasehold mortgagee protections as shall be acceptable to Capital America in its sole discretion.

COLLATERAL:         The Borrowers shall grant to Capital America a first
                    mortgage lien on the land and improvement as built and a first priority perfected security interest in all contracts, agreements, trademarks, licenses, goods, equipment, accounts, fixtures and all other tangible and intangible personal property located on or used in connection with each Property, and other collateral and assurances customary in similar financings by Capital America. The mortgage liens and the priority thereof shall be the subject of title insurance in favor of Capital America and its successors and/or assigns, which insurance shall be issued and underwritten by a title insurance carrier acceptable to Capital America in its sole discretion. Capital America reserves the right to require co-insurance or evidence of reinsurance. Capital America shall use its best efforts to assume the existing Credit Lyonnaise mortgages and deeds of trust on the Properties, subject to Capital America's standard mortgage/deed of trust requirements.

INITIAL RESERVES:   Each Borrower will establish sufficient initial reserves (i)
                    for taxes and insurance, which reserves shall be funded at closing in an amount sufficient, as determined by Capital
                    America, inclusive of the ongoing reserves described below, to make the next due real estate tax and insurance premium payments, (ii) for deferred maintenance items as set forth in the property condition reports, if any, and (iii) environmental remediation amounts as set forth in the environmental reports.

ONGOING RESERVES:   At all times during the term of the Facility or any
                    Permanent Loan, the Borrowers shall fund reserves in the following amounts on a monthly basis:

                    taxes and insurance premiums -- monthly deposit of one-twelfth of the budgeted annual real estate taxes and insurance premiums;

                    capital expenditures -- one-twelfth of the amount estimated by Capital America at its discretion which shall generally be computed at 5% of gross revenues, (or such higher amount as may be indicated by Capital America's due diligence);

                  debt service -- deposit equal to the monthly debt service amount;

                  ground rent -- deposit equal to the ground rent payment, if applicable; and

                  seasonality reserves -- deposit determined by Nomura sufficient to cover the debt service on the Loans in months with low cash flow due to the seasonality of the Properties, if applicable.

CASH MANAGEMENT:  Each Borrower will establish a separate "A" account and "B"
                  account with a bank designated by Borrower (the "Clearing Bank") through which all property receipts will be cleared. Borrower will be required to cause its credit card clearing banks and any space tenants to send directly to the Clearing Bank for deposit into an "A" account the applicable payments required to be made on account of the Property on a daily basis and Borrower shall be required to deposit directly into the "A" account all other proceeds from the operation of each Property on a daily basis. Until the earlier to occur of (a) the Effective Maturity Date and (b) a default or event of default under the loan documents (each, a "Cash Trap Event"), as such receipts are cleared, the Clearing Bank will transfer them daily from the "A" account to the "B" account, which "B" account is an account not subject to any restriction and is under the sole control of Borrower. Upon a Cash Trap Event, as such receipts are cleared, the Clearing Bank, upon notice from Capital America, will transfer them daily during such transfer period, commencing on the 12th day of each month, from the "A" account to an account owned and controlled by Capital America at a bank selected by Capital America (the "Deposit Bank"). Upon a Cash Trap Event, the Deposit Bank will establish sub-accounts for certain items including ongoing taxes and insurance premiums, ongoing capital expenditures, debt service, seasonality reserves, ground rent and such other reserves as may be required by Capital America based on its due diligence review. The amounts of such reserves are described below in the section entitled "Ongoing Reserves". Once the monthly required amount of each such reserve is on deposit in each subaccount, transfers to the Deposit Bank from the Clearing Bank will stop and cleared funds (other than insurance proceeds and condemnation awards, security deposits and any rent that is paid for more than one month in advance all of which will be transferred to the Deposit Bank, subject to legal and lease requirements in the case of security deposits) will instead be transferred into a "B" account at the Clearing Bank. Prior to the Effective Maturity Date, and provided that there has been no election to accelerate the indebtedness, any funds transferred to the Deposit Bank in excess of the monthly requirement shall be immediately remitted back to the Borrower.

                  Capital America will have a senior security interest in the aforementioned accounts and subaccounts. The up front and ongoing expenses of maintaining such accounts and subaccounts, and any other accounts maintained pursuant to the Loan Documents, shall be the responsibility of the Borrowers.

                  12 months after the beginning of a Cash Trap Event, provided that no default has occurred or is continuing and provided that there has been no election to accelerate the indebtedness under the Loan, if the DSCR for the Loan is at least as high as the DSCR at the time of the closing of the Loan, the Cash Trap Event shall cease until the earlier of the Effective Maturity Date or the occurrence of another Cash Trap Event.

                     Notwithstanding the foregoing, Capital America agrees to restructure the Cash Management System, so long as it continues to satisfy Rating Agency requirements, in order to accommodate an operating lease structure which Borrower Sponsor may elect to use in connection with its REIT formation.

DEFAULT: During the continuance of an Event of Default by the Borrower (after the lapsing of applicable cure/grace periods), all cash flow on the Properties and cash in the reserve accounts will be applied, at Capital America's option, to interest payments and principal repayments.

                     In addition, if the Loan is accelerated upon an Event of Default, the Borrower shall owe the current outstanding balance of the Loan, all accrued interest (including any default interest), Capital America's standard yield maintenance payment and any other amounts due and payable.

PROPERTY
MANAGEMENT:          The Properties will be managed by a manager acceptable to
                     Capital America and pursuant to a written management agreement approved by Capital America. The management agreement and all management fees shall be subordinated to debt service. The management agreement will terminate upon an event of default under the Loan. The management agreement shall have a term ending on the Effective
                     Maturity Date and may have renewal rights thereafter. If the Loan remains outstanding after the Effective Maturity
                     Date, Capital America will have approval rights over renewal of the manager or substitution of a new property manager.

CHANGE IN
MANAGEMENT:          The manager of a Property may be replaced by the holder of the Loan in the event that, as of the last day of a calendar quarter, (i) the UNOI on a trailing twelve (12) month basis decreases to less than 65% of the original
                     UNOI, (ii) the DSCR on a trailing twelve (12) month basis on the remaining outstanding balance of the Loan shall fall below 1.10:1 and/or (iii) upon an Event of Default.
                     Notwithstanding the preceding sentence, management will be permitted to remain in place by prepaying the Loan
                     (including all applicable yield maintenance premiums and accrued interest) to a level such that the DSCR on a trailing twelve (12) month basis on the remaining outstanding balance of the Loan is restored to a level of at least 1.50:1. If either (i) or (ii) above is true, Capital America shall take into consideration, prior to the removal of the manager: a) both the manager's and the hotel's performance relative to the competitive set and b) forces outside the manger's control. At such time as the property manager is removed, a replacement property manager, acceptable to Capital America (or its assignee) and any applicable rating agency in their respective discretion, will assume the management of the Properties and will receive a property management fee that will not exceed then market rates.

FINANCIAL REPORTING: During the term of the Facility and the Permanent Loan, the
                     Borrowers shall provide to Capital America on each of the individual Properties (i) annual (a) unaudited financial statements within 40 days and (b) audited financial statements within 90 days following the close of the Borrower's fiscal year, (ii)
                   monthly unaudited financial statements within 20 days following the end of each calendar month and (iii) monthly occupancy statistics within 20 days following the end of each calendar month. Audited statements prepared on a combined basis for the Properties will be acceptable provided such statements are accompanied by an agreed-upon procedures report demonstrating that the unaudited property level statements on the individual Properties tie to the combined audited statements. Audited financial statements (including those audited financial statements to be delivered as a condition to closing) shall be accompanied by an unqualified opinion from a "Big Six" accounting firm or other certified public accounting firm acceptable to Capital America. Unaudited statements and occupancy statistics shall include a certification (a "Certificate") by a senior executive of the Borrower stating that the relevant financial information fairly reflects the financial condition and operations of the Borrower for the relevant period. All financial statements (including those to be delivered as a condition to closing)
                   (i) shall be prepared in accordance with generally accepted accounting principles ("GAAP"), (ii) shall be presented in a format acceptable to Capital America, and (iii) shall include a statement of operations (profit and loss), a statement of cash flows, a calculation of UNOI, and such other information or reports as shall be reasonably requested by Capital America or any applicable Rating Agency. In addition, Borrower shall be required to deliver regulatory surveys and related plans of correction within 15 days of receipt or filing and regulatory cost reports within 15 days of receipt or filing.

INSURANCE:         Each Property will be covered by fire and casualty, machine and boiler, business interruption and liability insurance
                   (general, employer and workers' compensation insurance), along with flood, hurricane or earthquake insurance if any of the Properties are located in a flood, hurricane or earthquake zone, as applicable. In general, the amount of the coverage relating to damage to the Property shall be in an amount not less than the full replacement cost of the Property, shall contain deductibles not in excess of $100,000 and shall be written by carriers having a Standard & Poor's rating of at least "AA" and a Best Rating of at least "AVII".
                   Business interruption insurance shall cover a period of not less than 18 months. Capital America and its affiliates will be named as additional insured, mortgagee and loss payees on all policies insuring the Properties, and all such policies will otherwise be in a form acceptable to Capital America.

SUBORDINATE DEBT:  The Borrowers may not incur any indebtedness other than the
                   Facility or the Permanent Loan during the term thereof. No secured or unsecured debt, including subordinate debt, shall be permitted on the Properties during the term of the Facility or Permanent Loan. In addition, owners of the Borrower shall be prohibited from pledging their interests in the Borrower to secure any financing during the term of the Facility and the Permanent Loan.

SUBORDINATION OF
LEASES: The leases for any space tenants at the Properties shall be subordinate to the lien of the mortgage and Borrower Sponsor will use its best efforts to provide any subordination, non-disturbance and attornment agreement in form and substance acceptable to Capital America

SUBORDINATION:          Borrower Sponsor and its affiliates will be required to
                        subordinate to Capital America and its assignees the right to receive any fees (including management fees), distributions or other payments from the Borrower.

ESTOPPEL CERTIFICATES:  Borrower will provide to Capital America prior to closing estoppel certificates, in form and substance acceptable to Capital America, from any space tenants at the Properties.

SERVICER:               The Loan will be serviced by a third-party servicer (the
                        "Servicer") to be selected by Capital America, which servicer may be an affiliate of Capital America.

RECOURSE:               The Facility and Permanent Loan will be non-recourse,
                        except for Capital America's standard carve-outs including, but not limited to, indemnification for environmental liability, misappropriation of funds, material or intentional misrepresentation, fraud, physical waste of the Properties and removal or disposal of any portion of the Properties.

SUBSTITUTION OF
COLLATERAL:             At any time during the Facility or the Permanent Loan,
                        collateral may be substituted provided that (a) all such Properties substituted during the term of the Loans do not represent more than the lesser of (i) the greatest of (A) 30% of the trailing 12-month Net Operating Income of the Properties as of the date of substitution and (B)
                        40% of the trailing 12-month Net Operating Income of the Properties as of the closing date, and (ii) the greatest of (A) 30% of the value of the Properties (as determined by Capital America) as of the date of substitution and
                        (B) 40% of the value of the Properties (as determined by Capital America) as of the closing date, (b) such substitutions shall not be allowed more than three times during the term of the Loans, and (c) all of the following conditions are satisfied: (1) the new property(ies) to be substituted in are satisfactory to Capital America in all respects (after Capital America's due diligence investigation), (2) as a result of the substitution, the overall DSCR for the Loans is not less than the greater of (x) the overall DSCR at the initial closing of the Loans and (y) the overall DSCR for the Loans immediately prior to the substitution, (3) as a result of the substitution, the overall LTV for the Loans is not greater than the lesser of (x) the overall
                        LTV at the initial closing of the Loans and (y) the overall LTV for the Loans immediately prior to the substitution, (4) the trailing 12-month Net Operating
                        Income for the new property(ies) may not show a downward trend for any of the preceding three years and shall be adjusted, if necessary, to cap the growth of departmental profits at 10% from each of the previous three year's, (5) confirmation that no downgrade in ratings on the securities backed by the Loans will result from the substitution is obtained or would result if this Loans were a stand alone securitization, and any fees associated with such confirmation are paid by the Borrower, (6) all of Capital America's due diligence and other costs and expenses are paid by the Borrower and
                        (7) an opinion is obtained from reputable counsel approved by Capital America stating that the substitution does not violate the REMIC rules.

ASSUMABILITY:           The equity interests in the Borrowers will be
                        transferable with the consent of Capital America. If all of the Properties securing the Facility or the Permanent
                        Loans are transferred to one purchaser, such Loans may be assumed by the purchaser if the purchaser assumes the Borrower's obligations under such Loans and, if any of the Loans have been sold into a securitization, the Rating Agencies confirm that such transfer will not result in a downgrade in the securities issued in connection with such Loans, all pursuant to documentation which is acceptable Capital America and any applicable Rating Agencies (if the Loans are sold into a securitization). Such transfer provisions will apply to a change in control of the Borrower. Upon the transfer of the equity interests or sale of the Properties, Borrower will pay all reasonable expenses in connection with the assumption of the Loan capped at 1% of the outstanding principal amount of the Loans. In addition, Capital America shall use its best efforts to coordinate with the servicers of past deals closed with affiliates of Borrower Sponsor to facilitate the assumption of such loans by Borrower Sponsor.

EXPENSES:         By executing the Commitment Letter, Borrower Sponsor agrees to pay or to reimburse, and to cause the Borrower to pay or reimburse, Capital America and its affiliates, upon demand and whether or not the Facility is consummated in whole or in part, the reasonable fees and out of pocket expenses incurred by Capital America and the outside counsel and auditors retained by Capital America in connection with the matters and transactions contemplated hereby which fees and expenses shall also include, but not be limited to, the fees of all third parties relating to the due diligence review to be undertaken by Capital America and its third party consultants, title insurance, insurance review costs, the cost of an appraisal, environmental reports, engineering and structural reports, and all expenses associated with engaging a servicer and a trustee
                  (each of which shall be selected by Capital America in its sole discretion), setting up and pre-funding a cash management account and structuring the Facility.

INDEMNIFICATION:  Borrower Sponsor agrees that it and the Borrower (if a separate entity) will indemnify and hold Capital America and each of its affiliates (including its officers, directors, partners, employees and agents) (each, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses or liabilities ("Losses") in connection with, arising out of or resulting from the transactions and matters referred to or contemplated hereby, except to the extent that it is finally judicially determined that any losses resulted solely from the gross negligence or bad faith of an Indemnified Party. In the event that Capital America or its affiliates becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated hereby, Borrower Sponsor and the Borrower (if a separate entity) shall periodically reimburse Capital America or its affiliates upon demand therefore in an amount equal to the reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. The obligations of the Borrower Sponsor and Borrower pursuant to this paragraph shall survive in the event a Loan is not consummated for any reason.

ASSIGNMENT:       The Facility and the Permanent Loan (but not the Commitment
                  Letter or this Summary of Terms) may be assigned by Capital
                  America at any time in its sole discretion. All references to Capital America in this Summary of Terms or in the accompanying Commitment Letter (as reflected in the Loan documents) shall be deemed to refer to Capital America and its successors and assigns.

SECONDARY MARKET
TRANSACTIONS:     Borrower Sponsor understands that Capital America will close the Loans described herein as principal. Nevertheless, after the closing of the Facility or a Permanent Loan, Capital
                  America may engage in a secondary market transaction by either selling a Loan to an affiliate in order to enable such affiliate to complete a securitization by way of either a public or private securities offering which is rated by one or more rating agencies, syndicating the loan or engaging in some other transaction (each, a "Secondary Market Transaction").
                  Therefore, the loan documentation will require the Borrower
                  Sponsor and Borrower to, among other things, assist Capital
                  America and its affiliates in the preparation of a disclosure document describing the Secondary Market Transaction and provide Capital America all information and materials reasonably required (including an updated appraisal and environmental report and financial and operating statements) in a manner that satisfies the requirements of any applicable federal laws and applicable state laws, and use its best efforts to help facilitate the consummation of the Secondary
                  Market Transaction. Borrower Sponsor and Borrower agree to act reasonably and promptly in connection with their review of the relevant portions of the offering documents.

                  In connection with a Secondary Market Transaction, each Loan Agreement will require Borrower Sponsor and Borrower to indemnify and hold Capital America and its controlling persons and affiliates harmless against all costs, expenses and damages incurred by Capital America and its controlling persons and affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any untrue statement of a material fact contained in such offering documents based on information provided by Borrower Sponsor or the Borrower (if a separate entity), which describes Borrower Sponsor, the Borrower (if a separate entity), the Properties, the property manager or any aspect of the subject financing or the parties directly involved therein, or as a result of any untrue statement of material fact in any of the financial statements of Borrower Sponsor or the Borrower incorporated into the offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to Borrower Sponsor, the Borrower, the Properties, the property manager and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Borrower shall have had an opportunity to review and comment upon the relevant portions of the offering documents.

PUBLICITY:        In the event the Facility contemplated herein is made, Capital
                  America shall have the right to issue press releases, advertisements and other promotional materials describing
                  Capital America's participation in the origination of any Loan or of any Loan's inclusion in any Secondary Market Transaction effectuated by Capital America. Capital America recognizes that Borrower Sponsor will disclose and publicize certain details of this transaction in connection with its public offering.

GOVERNING LAW:    The Loan transaction and each of the documents with respect thereto (other than the mortgages or deeds of trust which shall be governed by the laws of the States in which the Properties are located) shall be governed by the internal laws of the

                 State of New York. The Borrower agrees that all actions relating to this Summary of Terms, the Commitment Letter, or each Loan (other than actions by Capital America, its successors and assigns in connection with the enforcement of any Loan document) shall be brought exclusively in the federal or state courts located in the State of New York and that trial by jury is hereby waived for all actions relating to this Summary of Terms, the Commitment Letter or any Loan.

NO MATERIAL
ADVERSE CHANGE:  Except as may be expressly otherwise provided herein, on the closing date, the income and expenses of the Properties, the financial statements of the Borrower and all other features of the transaction shall be as represented in this Summary of Terms, and all other documents and communications presented to Capital America in order to induce Capital America to make a Loan, shall be without material change or Capital America shall have no obligation to close and fund a Loan under the Commitment Letter. At closing, the Borrower shall certify that no material changes shall have occurred as may be requested by Capital America.

                 In addition, if, on or before the date of the closing of a Loan, any of the following shall have occurred, Capital America shall have no obligation to close and fund the Loan under the Commitment Letter; (i) any of the Properties shall have been
                 (a) damaged and not repaired to Capital America's satisfaction or (b) taken in condemnation or other similar proceeding, or any such proceeding shall be pending; (ii) a structural change in the physical condition of any portion of the Properties;
                 (iii) Borrower or any partners, members, principal shareholders or officers of Borrower or any tenant under any lease deemed by Capital America to be material to Capital America's security or any guarantor of any such lease shall be the subject of any bankruptcy, reorganization or insolvency proceeding; (iv) any default shall have occurred and be continuing in the performance of any obligation of Borrower or an affiliate of Borrower in the instruments evidencing, securing or guaranteeing another loan of Borrower or such affiliate; and
                 (v) discovery of any asbestos, toxic waste, or other hazardous substance on the Properties which discovery would be materially adverse to Capital America. Borrower Sponsor hereby represents and warrants to Capital America that it has received no notice of, and has no other knowledge of or basis upon which to believe that it or any partner is or may become the subject of any bankruptcy, reorganization or insolvency proceeding.

                                                                    July 1, 1998



Hudson Hotels Trust
One Airport Way
Suite 200
Rochester, NY  14624

Attention:  Tony Wilson
            John Sabin

Re:         Loan No. 24139

Dear Tony and John:

     This Commitment Letter is intended to set forth the results of discussions between The Capital Company of America LLC ("Capital America") and Hudson Hotels Trust ("Borrower Sponsor") relating to the financing (the
"Financing") proposed by Borrower Sponsor to a to-be-formed special purpose subsidiary entity (such special purpose entity, as the case may be, is hereinafter referred to as the "Borrower"). The assets (the "Properties") to be owned by the Borrower and to be financed pursuant to our commitment set forth herein are as described in the Summary of Terms (the "Term Sheet") which is attached hereto and incorporated herein by reference. All capitalized terms used in this Commitment Letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Term Sheet.

1.   General Understanding
     ---------------------

     As described more fully in the Term Sheet, our obligations under this Commitment Letter are subject in their entirety to among other things, (a) the absence of any material development occurring prior to the date of the consummation of the Financing which could, in Capital America's sole opinion, adversely affect the transactions contemplated hereby, (b) Capital America's undertaking of and completion of due diligence on the Properties and the Borrower Sponsor with results satisfactory to Capital America in its sole discretion and (c) the execution and delivery of definitive agreements and other documentation relating to the Financing satisfactory to Capital America in its sole discretion. Borrower Sponsor expressly acknowledges and agrees that Capital America has set forth in the Term Sheet the terms and conditions upon which it is willing to make the Financing based upon Borrower Sponsor's oral or written representations regarding the Properties and prior to the commencement of its own due diligence investigation. In such investigation, Capital America will need to be satisfied in its judgment, among other things, with the level of the net operating income which has been and is expected to be generated by the Properties, the value of the Properties, environmental

Hudson Hotels Trust
Page 2
July 1, 1998


     and structural matters relating to the Properties and the structure and ownership of the Borrower. If Capital America's findings with respect to the foregoing are inconsistent with Borrower Sponsor's oral or written representations regarding the Properties, Capital America may, in its sole discretion, terminate its obligations under this Commitment Letter or modify any of the terms set forth in the Term Sheet to be consistent with its findings.

2.   Covenants of Borrower Sponsor
     -----------------------------

     Borrower Sponsor will, and will cause Borrower to, cooperate and use best efforts to promptly supply Capital America with all due diligence materials requested by Capital America; prepare or cause to be prepared documents relating to the Financing; cause its legal counsel to deliver various opinion letters customarily required in Financing transactions of this type, all in form and substance satisfactory to Capital America; and act in good faith to do all things reasonably required to consummate the closing of the Financing. Borrower Sponsor represents that (i) the proposed finance transaction described herein is not the subject of a commitment from another lender and (ii) no other party has a right of refusal or any other option which could cause the transaction contemplated herein not to be consummated.

     Prior to the closing of the Financing, Borrower Sponsor will not, and will cause Borrower and its affiliates not to, sell, assign or otherwise dispose of the Properties to any person or entity without Capital America's consent provided, however, Borrower Sponsor or Borrower may transfer the Properties to an affiliate which becomes bound by the terms of this Commitment Letter. In addition, prior to the Commitment Termination Date (as defined in Section 6 hereof), the Borrower Sponsor will not, and will cause its affiliates not to, obtain, or attempt to obtain, the Financing or any other debt financing with respect to the Properties with any party other than Capital America. Borrower Sponsor acknowledges that, by commencing the due diligence investigation contemplated by this Commitment Letter, Capital America is devoting time and resources to the Borrower Sponsor that it otherwise could be devoting to other projects. Therefore, if Borrower Sponsor breaches its obligations pursuant to this Section 2 or Section 5, Borrower Sponsor agrees to pay Capital America, in addition to its obligations to pay fees and expenses described in the Term Sheet, a termination fee equal to 2% of the proposed Financing amount. Receipt of such payment by Capital America shall not constitute a waiver of any rights or remedies Capital America may have either at law or equity.

     The obligations of Borrower Sponsor and Borrower pursuant to this Section 2 shall be terminated on the Commitment Termination Date (as it may be extended by Capital America) or such earlier date that Capital America notifies the Borrower Sponsor that based on its due diligence investigation it does not intend to proceed with the consummation of the Financing.

3.   Brokers Fee
     -----------

     The Borrower Sponsor represents and warrants to Capital America that no broker(s), agent(s) or finder(s) brought about this Commitment Letter or was otherwise involved in any manner in the Financing or any aspect thereof.

Hudson Hotels Trust
Page 3
July 1, 1998

4.   Authorization
     -------------

     Borrower Sponsor hereby represents that it has the power and authority to enter into this Commitment Letter on behalf of itself and, upon the formation of the Borrower, to bind the Borrower hereunder.

5.   Confidentiality
     ---------------

     From the date hereof through the date immediately prior to the date on which any document regarding the Borrower Sponsor which must disclose the terms of this Commitment Letter and accompanying term sheet is filed with the Securities and Exchange Commission, each of the parties hereto agrees not to disclose, and to cause Related Parties (hereinafter defined) not to disclose, either the fact that discussions or negotiations are taking place concerning the Financing or any of the terms, conditions, or other facts relating to the Financing, including the status thereof, except that information may be disclosed to employees or agents (all of whom are collectively referred to as "Related Parties") who, in each party's considered judgment, need to know such information for the purpose of causing the consummation of the transactions contemplated hereby. Capital America acknowledges that Morgan Keegan Company, Inc. is a Related Party in its capacity as agent for the Borrower Sponsor. Related Parties shall be informed of the confidential nature of the information and material and shall be directed to keep the information and material in the strictest confidence and to use the information and material only for the purpose of causing the consummation of the transactions contemplated hereby. The terms set forth in this Commitment Letter and the attached Term Sheet are proprietary to Capital America and are made available to Borrower Sponsor solely for the evaluation of the transaction contemplated hereby. Oral or written disclosure of the Term Sheet to any competitor of Capital America shall be detrimental to Capital America and shall be an explicit violation of this section.

6.   Miscellaneous
     -------------

     If this Commitment Letter shall not have been executed by Borrower Sponsor on or prior to July 1, 1998 this Commitment Letter shall expire, unless extended in writing by Capital America in its sole discretion. If Capital America has not received the Good Faith Deposit and the Expense Deposit described in the Term Sheet within two business days of execution of this Commitment Letter, Capital America's obligations hereunder will be terminated. In addition, if the Financing does not close on or prior to September 1, 1998 or such later date selected by Capital America (the "Commitment Termination Date"), Capital America may, at its option, terminate this Commitment Letter and its obligations hereunder. Each of Capital America and the Borrower Sponsor agrees that notwithstanding the expiration or termination of this Commitment Letter, its existence and the contents hereof are and shall remain subject to the provisions of Confidentiality set forth in Section 5. If the Financing is not consummated by the Commitment Termination Date and such date has not been extended in writing by Capital America, or if any other event whereby Capital America's obligations hereunder have terminated has occurred, yet discussions or negotiations between the parties shall continue, Capital America's continued negotiations with respect to the Financing shall be nothing more than a good faith effort to consummate the Financing, shall not be construed in any way to

Hudson Hotels Trust
Page 4
July 1, 1998



     extend its commitment described herein, but shall not relieve the Borrower Sponsor of its obligations hereunder. Borrower Sponsor and Borrower hereby waive any claim or cause of action with respect to negotiations which take place after Capital America's commitment has been terminated.

     THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR ANY LEGAL ACTION OR PROCEEDING RESULTING FROM THE TRANSACTION CONTEMPLATED HEREIN. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. THIS COMMITMENT LETTER IS INTENDED FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE AFFILIATES AND NOT FOR THE BENEFIT OF ANY THIRD PARTIES.

     Please indicate your agreement to the above by executing a copy of this Commitment Letter in the place provided below and returning a fully executed copy to the undersigned.


                            Very truly yours,

                            THE CAPITAL COMPANY OF AMERICA LLC


                            By: /s/ Michael L. Brody
                               ----------------------------------------
                               Name:  Michael L. Brody
                               Title:  Managing Director


Agreed and Accepted as of
this 1st day of July, 1998

HUDSON HOTELS TRUST


By: /s/ E. Anthony Wilson
   --------------------------------------------
   Name:  E. Anthony Wilson
   Title:  CEO - Trustee

                       THE CAPITAL COMPANY OF AMERICA LLC

                         $50,000,000 FINANCING FACILITY


                               SUMMARY OF TERMS

      (Incorporated by Reference in Commitment Letter dated July 1, 1998)

GENERAL: Subject to the satisfaction of the conditions set forth in the Commitment Letter between The Capital Company of America LLC ("Capital America") and Hudson Hotels Trust ("Borrower
               Sponsor") and subject to the satisfaction of the conditions set forth in this Summary of Terms, Capital America will provide a 10-year first mortgage loan (the "Loan"), in the aggregate amount of up to $50,000,000 to a to-be-formed limited liability entity (the "Borrower"), which Loan Borrower Sponsor, on behalf of the Borrower, commits to borrow. The Loan will be secured by, among other things, certain properties from the Fairfield Portfolio listed on Exhibit A (the "Properties") attached
                                   ---------
               hereto, which properties shall be approved by Capital America. The Properties shall not include any of the properties from the Benderson Portfolio.

TERMS OF THE LOAN
-----------------

BORROWER:      The Borrower shall be a bankruptcy remote, special purpose entity, whose activities will be limited to owning and operating the Properties and whose form, structure and organizational documents shall be acceptable to Capital America in its sole discretion. The Borrower shall be controlled by the Borrower
               Sponsor. The Borrower shall have at least one independent director (or the functional equivalent), whose responsibility will be limited solely to matters involving insolvency and bankruptcy issues and whose vote will be required to approve any election by the Borrower to voluntarily seek protection from creditors under any applicable bankruptcy or insolvency laws or the Borrower's dissolution. Capital America shall have the right to approve such director. The Borrower shall be a limited partnership or a limited liability company. A bankruptcy-remote special purpose entity in form and substance acceptable to Capital America will be required to act as the General Partner or Managing Member of the Borrower, as the case may be.
               Notwithstanding the foregoing, Capital America agrees to restructure the Borrower, so long as it continues to satisfy
               Rating Agency requirements, in order to accommodate an operating lease structure which Borrower Sponsor may elect to use in connection with its REIT formation.

PROPERTIES:    The Loan will be secured by first lien mortgages or deeds of trust on the Properties. All the Properties are owned in fee simple or are subject to a leasehold interest except for
               ________. The Properties and their respective locations are set forth on Exhibit A attached hereto.
                        ---------

LOAN AMOUNT:      The maximum aggregate principal amount of the Loan will be based upon a 1.70:1 debt service coverage ratio ("DSCR"), Capital America's determination of net operating income (as defined below) and a Debt Service Constant equal to the greater of (a) the actual constant using a 25 year amortization and (b) 10.48%, and subject to a loan to value not to exceed 60% based upon MAI appraisals approved by Capital America. Actual Loan proceeds are also dependent upon prevailing interest rates at the closing of the Loan (unless
                  Borrower Sponsor enters into Capital America's standard Rate
                  Lock Agreement; see "Interest Rate" and "Rate Lock" below).
                  Borrower shall Borrow up to $50,000,000 by February 11, 1999, and in no event shall borrow less than $25,000,000 by September 1, 1998. At Borrower's option, Borrower may elect to borrow at a DSCR of at least 1.40:1, but less than 1.70:1, subject to all of the terms described herein, at the Alternate
                  Spread described below (the "Alternate Loan Structure").

                  Capital America reserves the right in its discretion at or prior to closing to allocate the amount of the Loan between a lower original principal amount (at an interest rate greater than the Interest Rate, as defined below) and a premium amount; provided that the scheduled monthly payments of principal and interest payable with respect to such allocated principal amount shall be substantially the same as the monthly payments calculated pursuant to this Term Sheet prior to the election described in this paragraph, and shall be adjusted only to the extent necessary such that the projected unpaid principal amount of the Loan at the Effective Maturity Date shall be the same as that projected prior to the election described in this paragraph.

                  Capital America also reserves the right in its discretion to split the Loan into a senior loan and mezzanine financing (which may be preferred equity), provided that the amount of the combined financing, as well as the interest rate, payment obligations and other terms are no different to Borrower than before such split.

USE OF PROCEEDS:  The Loan proceeds will be applied toward the total transaction costs, which will include, among other allowed items, the purchase of the Properties.

FEES/DEPOSITS:    A structuring fee equal to 2.0% shall be paid to Capital
                  America on the closing date of each Loan or Loans to reimburse it for the payment of structuring and placement services related to the Loan. Within two business days of signing the Commitment Letter, Borrower Sponsor will pay to Capital
                  America a "Good Faith Deposit" of $50,000 and an "Expense
                  Deposit" of $50,000. The Good Faith Deposit is non-refundable
                  (except in the case of a default by Capital America under the terms of the Commitment Letter); is deemed earned upon the execution of the Commitment Letter; and shall be applied by Capital America to the structuring fee upon the closing dates of each of the Loans. The Expense Deposit shall be applied by Capital America to the payment of Capital America's expenses hereunder, as more fully described below in the section entitled "Expenses". Expenses incurred in connection with the Loan which are in excess of the Expense Deposit, will be withheld from the loan proceeds to the extent not already paid. If actual expenses are less than the Expense Deposit, Borrower Sponsor shall be remitted the difference at closing.

INTEREST RATE:     The interest rate ("Interest Rate") will be fixed for the
                   entire term of the Loan at a rate equal to (i) 1.75% (the
                   "Spread") plus (ii) the yield on the 5.50% U.S. Treasury Note maturing on February 15, 2008, determined at or prior to the closing or pursuant to Capital America's standard Interest
                   Rate Lock Agreement. If the Borrower elects to take the Alternate Loan Structure, the Interest Rate will be fixed for the entire term of the Loan at a rate equal to (i) 2.15% (the
                   "Alternate Spread") plus (ii) the yield on the 5.50% U.S.
                   Treasury Note maturing on February 15, 2008, determined at or prior to the closing or pursuant to Capital America's standard Interest Rate Lock Agreement. Interest shall be calculated based on a 360-day year and actual days elapsed in the related accrual period.

RATE LOCK:         Borrower Sponsor shall have the option, simultaneous with the execution of the Commitment Letter, or at any time up to the closing of the Loan, to lock in the Interest Rate, upon the terms and conditions set forth in Capital America's standard
                   Interest Rate Lock Agreement. If Borrower Sponsor has not previously locked the Interest Rate at any time, Capital
                   America shall have the option in its sole discretion to lock the Interest Rate within the 3-days prior to and including the day of closing of the Loan.

MONTHLY PAYMENTS:  All payments on the Loan will be required to be made on the eleventh (11th) day of every calendar month (except if the 11th day is not a Business Day, then payment shall be required on the first Business Day following the 11th) (each, a "Payment Date"). All payments shall be made in arrears and shall be for the period beginning on the 11th calendar day of the preceding month through and including the 10th calendar day of the month when payment is due. The Loan will require equal payments consisting of principal and interest calculated to fully amortize the face amount thereof over 300 months.

MATURITY DATE:     The effective maturity date of the Loan shall be the eleventh day of the 120th month following the closing of the Loan (the
                   "Effective Maturity Date"). The actual maturity date of the Loan shall be the eleventh day of the 300th month following the closing of the Loan (the "Actual Maturity Date").

PAYMENT AFTER
EFFECTIVE MATURITY
DATE: Provided no other default exists, from the Effective Maturity Date through the earlier of (i) repayment of all Borrower's obligations under the Loan or (ii) the Actual Maturity Date, the Interest Rate payable on the Loan will increase to 500 basis points plus the greater of: (a) the Interest Rate at the time of maturity (the "Maturity Interest Rate") or (b) the sum of (i) the then prevailing yield on U.S. Treasury Constant Maturities with terms most nearly approximating those non callable U.S. Treasury obligations having maturities as close as possible to the Actual Maturity Date of the Loan and (ii) the lower of 200 basis points or the Spread (rounded down to nearest 1/8th) (the greater of (a) or (b), the "Reset Note Rate"). The difference between interest accrued on the principal balance at the Maturity Interest Rate and interest accrued on the principal balance at the Reset Note Rate shall be defined as "Additional Interest". Following the Effective Maturity Date, and until all Borrowers' obligations under the Loan Agreement have been fully satisfied, 100% of the cash flow shall be allocated in the following order of priority: (i) ground rent, (ii) tax and insurance escrow, (iii) interest at the Maturity Interest Rate, (iv) principal based on the original 300-month amortization schedule, (v) operating expenses, (vi) reserves,
                   (vii) prepayment of principal until reduced to zero and
                   (viii) the balance, if any, to Additional Interest and interest accrued thereon. Non-payment of any portion of the Additional Interest to the extent sufficient cash flow was not available, will not be a default under the Loan. Unpaid Additional Interest shall be deferred and shall accrue interest at the Reset Note Rate and shall be payable in full no later than the Actual Maturity Date. Notwithstanding the above, failure at any time to make payments in amounts at least equal to those required under (i) through (vi) above shall constitute a default under the Loan. Notwithstanding the foregoing, if Borrower repays the Loan within the first 60 days following the Effective Maturity Date, including interest through the next Payment Date, the Additional Interest accrued since the Effective Maturity Date shall be forgiven and any excess cash flow held in reserve shall be refunded to the Borrower.

CALCULATION OF
UNDERWRITTEN NOI:  As a condition to closing the Loan, the Properties must demonstrate UNOI (as determined in accordance with the terms hereof) on a trailing 12-month basis (based on the consecutive 12-month period ending in the month immediately preceding the closing date for which detailed financial information is available) in an amount sufficient to generate the minimum DSCR for the Loan. UNOI shall be calculated by determining the actual net income of the Properties before interest, depreciation and income taxes during the most recent 12-month period immediately prior to the closing of the Loan. Capital America will make adjustments, in its sole discretion, based on underwriting criteria which will include, but not be limited to, the following (i) supply and demand dynamics in the specific market for each Property and the effect of new construction on occupancy and rate; (ii) the growth or decline, as the case may be, in occupancy, average daily rate, gross revenue, departmental profit and gross operating profit for each Property; (iii) the operating performance of Properties which have been recently renovated; and (iv) expense and other operating ratios of each Property compared to those ratios achieved for a comparable asset in the hotel industry at large. In addition, Capital America will analyze the management contract and franchise agreement for each Property and adjust the fees currently paid on those contracts, when necessary, to reflect minimum standards in the hotel industry for either full-service or limited-service hotels that have both a national franchise and management affiliation. Furthermore, Capital America's determination of the appropriate FF&E reserve will be based upon third-party reports and other due diligence, but in no event will the adjustment be less than 5% of gross revenues. Borrower Sponsor acknowledges that the UNOI will be determined by Capital America upon completion of its due diligence. In determining UNOI, all pro forma adjustments to revenue and expenses shall be approved by Capital America in its sole discretion and shall be subject to Capital America's full due diligence. The above underwriting assumes that there is no material adverse change anticipated in the operations of the Properties or in the UNOI of the Properties from the execution of the Commitment Letter to the closing of the Loan.

GROUND LEASE:      The terms of any ground lease must provide that the payments thereunder are subordinate to the lien of the mortgage or deed of trust, must have a remaining term of at least 10 years later than the Final Maturity Date, and must otherwise be acceptable to Capital America in its sole discretion. Any ground lease must be financeable as determined by Capital America in its sole discretion. Capital
                   America or its assignee must be given notice of, and an opportunity to cure, defaults, and otherwise be adequately protected in the event the ground lessee disaffirms the ground lease in connection with a bankruptcy. The ground lease must not be cancelable in the event a lender forecloses on the leasehold estate. The ground lessor must agree to enter into a new lease with Capital America in the event of a bankruptcy by the Borrower or a foreclosure by Capital
                   America. In addition, Borrower shall deliver to Capital
                   America prior to closing a ground landlord's estoppel certificate, signed by the Borrower's ground landlord containing, among other things, leasehold mortgagee protections as shall be acceptable to Capital America in its sole discretion.

COLLATERAL:        Perfected first mortgage liens on the Properties and a first priority perfected security interest in all contracts, agreements, trademarks, licenses, goods, equipment, accounts, fixtures and all other tangible and intangible personal property located on or used in connection with the Properties, and other collateral and assurances customary in similar financings by Capital America. All the mortgages will be cross collateralized and cross defaulted. The mortgage liens and the priority thereof shall be the subject of title insurance in favor of Capital America and its successors and/or assigns, which insurance shall be issued and underwritten by a title insurance carrier acceptable to Capital America in its discretion. Capital America reserves the right to require co-insurance or evidence of reinsurance.
                   Capital America shall use its best efforts to assume the existing Credit Lyonnaise mortgages and deeds of trust on the Properties, subject to Capital America's standard mortgage/deed of trust requirements.

TOTAL RELEASE OF
COLLATERAL:        The Loan may not be prepaid prior to the Effective Maturity
                   Date. However, two years after Capital America sells the Loan into a "conduit-type" securitization (the "Lockout Period"), all Properties may be released as security for the Loan by payment to Capital America or its assignee of (i) all accrued but unpaid interest and other payments due under the Loan;
                   (ii) the entire principal balance of the Loan then outstanding; and (iii) Capital America's standard yield maintenance payment derived from a U.S. Treasury benchmark
                   (the "Total Release Payment").

PARTIAL RELEASE OF
COLLATERAL:        After the Lockout Period but prior to the maturity of the
                   Loan, provided that no Event of Default has occurred or is continuing, less than all the Properties may be released upon payment to Capital America or its assignee of (i) all accrued and unpaid interest on the Loan, (ii) 125% of the Allocated
                   Loan Amount for the Properties requested to be released and
                   (iii) Capital America's standard yield maintenance payment on such amount (the "Partial Release Payment"). Notwithstanding the foregoing, a partial release of Properties will only be permitted if the DSCR for the remaining Properties is greater than both (i) the original DSCR for the Loan and (ii) the DSCR for the Loan immediately prior to the release.

CONDITIONS TO
RELEASE: Total or partial releases are subject to at least 30 days written notice to Capital America or its assignee, which notice must include the Properties proposed to be released, and may only occur on a regularly scheduled payment date. Any release prior to the Effective Maturity Date is subject to Capital America's or its assignee's receipt of a legal opinion of outside counsel acceptable to Capital America or its assignee which states without qualification that Capital America or its assignee will have, upon the release, a first priority perfected security interest in the U.S. Treasury Securities referred to below. Borrower may be relieved of its obligations under the Loan, after payment of the Total Release Payment or the Partial Release Payment, as the case may be, in an amount equal to the Loan Amount, in the case of a total release, or 125% of the Allocated Loan Amount in the case of a partial release, provided that it assigns to a special purpose corporation acceptable to Capital America or its assignee that portion of the Loan equal to the Loan Amount, in the case of a total release, or 125% of the Allocated Loan Amount, in the case of a partial release; and provided further that, in the case a partial release, Borrower shall remain liable for the remaining balance of the Loan.

                   The "Allocated Loan Amount" shall be determined at the closing of the Loan by Capital America in its sole discretion, and will be the portion of the original principal amount of the Loan allocated among the Properties relative to its UNOI. The sum of the Allocated Loan Amounts for all the Properties shall equal the original principal amount of the Loan. Capital America's standard yield maintenance payment shall be an amount that, together with the Allocated Loan Amount being paid, will be sufficient to purchase non-callable U.S. Treasury Securities whose cash flows are equal to and occur as close as possible before the successive remaining scheduled interest and principal payments required under the Loan through the Effective Maturity Date. Capital America's standard yield maintenance payment shall also apply due to any prepayment resulting from an acceleration of the Loan following an Event of Default. The Borrower will be responsible for all costs and expenses incurred in connection with the release of the lien and the purchase of the U.S. Treasury securities.

PREPAYMENT
WITHOUT RELEASE OF
COLLATERAL:        After the Lockout Period, the Loan may be prepaid in whole or in part, provided that the Borrower gives at least 30 days written notice to Capital America, the prepayment occurs on a regularly scheduled payment date and Borrower pays

                   Capital America an amount sufficient to purchase non-callable U.S. Treasury Securities whose cash flows are equal to and occur as close as possible before the successive remaining scheduled interest and principal payments required under the Loan through the Effective Maturity Date with respect to the amount being prepaid. Borrower may be relieved of its obligations under the Loan in an amount equal to the amount being prepaid, provided that it assigns to a special purpose corporation acceptable to Capital America or its assignee that portion of the Loan equal to such amount; and provided further that Borrower shall remain liable for the remaining balance of the Loan.

INITIAL RESERVES:  The Borrower will establish a reserve for existing deferred maintenance. The deferred maintenance reserve will be funded at closing. The amount required to be funded therein will be 125% of the amount specified in the property condition reports obtained during Capital America's due diligence review, as the amount of deferred maintenance required to be completed within the first year following closing. Borrower may draw on the deferred maintenance reserve by presenting Officer's Certificates indicating a completion of and cost of completion of each item of deferred maintenance listed in the property condition report. All remaining funds in such reserve will be paid to Borrower when the last item on the list is completed and appropriate documentation is provided.

                   The deferred maintenance reserve will be maintained by the servicer/trustee in accounts established by the servicer/trustee, and funds therein will be invested in permitted investments for the benefit of the Borrower.

                   Borrower will also establish sufficient initial reserves for taxes and insurance, which reserves shall be funded at closing. The amount of such reserves will be determined by Capital America in amount sufficient, inclusive on ongoing reserves described below, to make the next due tax and insurance payments.

ONGOING RESERVES:  At all times during the term of the Loan, the Borrower shall fund reserves in the following amounts on a monthly basis:

                   taxes and insurance premiums -- monthly deposit of one-twelfth of the budgeted annual real estate taxes and insurance premiums;

                   capital expenditures -- one-twelfth of the amount estimated by Capital America at its discretion which shall generally be computed at 5% of gross revenues (or such higher amount as may be indicated by Capital America's due diligence);

                   seasonality reserve -- a working capital reserve, in an amount to be determined by Capital America, to provide some protection for the payment of operating expenses and debt service during seasonal periods when gross income may be reduced (if necessary); and

                   ground rent -- one twelfth of the yearly ground rental due to the fee owner.

CASH MANAGEMENT:   The Borrower will establish a separate "A" account and "B"
                   account with a bank designated by Borrower (the "Clearing
                   Bank") through which all property receipts will be cleared.
                   Borrower will be required to cause its credit card clearing banks and any space tenants to send directly to the Clearing
                   Bank for
                   deposit into an "A" account the applicable payments required to be made on account of the Properties on a daily basis and Borrower shall be required to deposit directly into the "A" account all other proceeds from the operation of the Properties on a daily basis. Until the earlier to occur of
                   (a) the Effective Maturity Date and (b) a default or event of default under the loan documents (each, a "Cash Trap Event"), as such receipts are cleared, the Clearing Bank will transfer them daily from the "A" account to the "B" account, which "B" account is an account not subject to any restriction and is under the sole control of Borrower. Upon a Cash Trap Event, as such receipts are cleared, the Clearing Bank, upon notice from Capital America, will transfer them daily during such transfer period, commencing on the 12th day of each month, from the "A" account to an account owned and controlled by Capital America at a bank selected by Capital America (the
                   "Deposit Bank"). Upon a Cash Trap Event, the Deposit Bank will establish sub-accounts for certain items including ongoing taxes and insurance premiums, ongoing capital expenditures, debt service, seasonality reserves, ground rent and such other reserves as may be required by Capital America based on its due diligence review. The amounts of such reserves are described below in the section entitled "Ongoing
                   Reserves". Once the monthly required amount of each such reserve is on deposit in each subaccount, transfers to the Deposit Bank from the Clearing Bank will stop and cleared funds (other than insurance proceeds and condemnation awards, security deposits and any rent that is paid for more than one month in advance all of which will be transferred to the Deposit Bank, subject to legal and lease requirements in the case of security deposits) will instead be transferred into a "B" account at the Clearing Bank. Prior to the Effective
                   Maturity Date, and provided that there has been no election to accelerate the indebtedness, any funds transferred to the Deposit Bank in excess of the monthly requirement shall be immediately remitted back to the Borrower.

                   Capital America will have a senior security interest in the aforementioned accounts and subaccounts. The upfront and ongoing expenses of maintaining such accounts and subaccounts, and any other accounts maintained pursuant to the Loan Documents, shall be the responsibility of the Borrower.

                   12 months after the beginning of a Cash Trap Event, provided that no default has occurred or is continuing and provided that there has been no election to accelerate the indebtedness under the Loan, if the DSCR for the Loan is at least as high as the DSCR at the time of the closing of the Loan, the Cash Trap Event shall cease until the earlier of the Effective Maturity Date or the occurrence of another Cash Trap Event.

                   Notwithstanding the foregoing, Capital America agrees to restructure the Cash Management System, so long as it continues to satisfy Rating Agency requirements, in order to accommodate an operating lease structure which Borrower Sponsor may elect to use in connection with its REIT formation.

DEFAULT: During the continuance of an Event of Default by the Borrower (after the lapsing of applicable cure/grace periods), all cash flow on the Properties and cash in the reserve accounts will be applied, at Capital America's option, to interest payments and principal repayments.

                   In addition, if the Loan is accelerated upon an Event of Default, the Borrower shall owe the current outstanding balance of the Loan, all accrued interest (including any default interest), Capital America's standard yield maintenance payment and any other amounts due and payable.

CHANGE IN
MANAGEMENT:        The manager of the Properties may be replaced by the holder of the Loan in the event that, as of the last day of a calendar quarter, (i) the UNOI on a trailing twelve (12) month basis decreases to less than 65% of the original UNOI,
                   (ii) the DSCR on a trailing twelve (12) month basis on the remaining outstanding balance of the Loan shall fall below
                   1.10:1 and/or (iii) upon an Event of Default. Notwithstanding the preceding sentence, management will be permitted to remain in place by prepaying the Loan (including all applicable yield maintenance premiums and accrued interest) to a level such that the DSCR on a trailing twelve (12) month basis on the remaining outstanding balance of the Loan is restored to a level of at least 1.75:1. If either (i) or (ii) above is true, Capital America shall take into consideration, prior to the removal of the manager: a) both the manager's and the hotel's performance relative to the competitive set and b) forces outside the manager's control. At such time as the Property Manager is removed, a replacement property manager, acceptable to Capital America (or its assignee) and any applicable rating agency in their respective discretion, will assume the management of the Properties and will receive a property management fee that will not exceed then market rates.

FINANCIAL
REPORTING:         During the term of the Loan, the Borrower shall provide to
                   Capital America on each of the individual Properties (i) annual (a) unaudited financial statements within 40 days and
                   (b) audited financial statements within 90 days following the close of the Borrower's fiscal year, (ii) monthly unaudited financial statements within 20 days following the end of each calendar month and (iii) monthly occupancy and room rate statistics within 20 days following the end of each calendar month. Audited statements prepared on a combined basis for the Properties will be acceptable provided such statements are accompanied by an agreed-upon procedures report demonstrating that the unaudited property level statements on the individual Properties tie to the combined audited statements. Audited financial statements (including those audited financial statements to be delivered as a condition to closing) shall be accompanied by an unqualified opinion from a "Big Six" accounting firm or other certified public accounting firm acceptable to Capital America. Unaudited statements, occupancy and room rate statistics shall include a certification (a "Certificate") by a senior executive of the Borrower stating that the relevant financial information fairly reflects the financial condition and operations of the Borrower for the relevant period. All financial statements
                   (including those to be delivered as a condition to closing)
                   (i) shall be prepared in accordance with generally accepted accounting principles ("GAAP"), (ii) shall be presented in a format acceptable to Capital America, and (iii) shall include a statement of operations (profit and loss), a statement of cash flows, a calculation of UNOI, and such other information or reports as shall be reasonably requested by Capital
                   America or any applicable Rating Agency. If audited financials of the Borrower indicate that less than 90% of actual receipts have been deposited in Account "A" described under the Cash Management Section of the Term Sheet, a Cash
                   Trap Event shall be deemed to have occurred.

INSURANCE:     Each of the Properties will be covered by fire and casualty, machine and boiler, business interruption and liability insurance
               (general, employer and workers' compensation insurance), along with flood, hurricane or earthquake insurance if any of the Properties are located in a flood, hurricane or earthquake zone, as applicable. Additional insurance may be required by Capital
               America in its reasonable discretion. In general, the amount of the coverage relating to damage to the Properties shall be in an amount not less than the full replacement cost of the Properties, shall contain deductibles not in excess of $100,000 and shall be written by carriers having a Standard & Poor's rating of at least
               "AA" and a Best rating of at least "AVII". Business interruption insurance shall cover a period of not less than 18 months.
               Capital America and its affiliates will be named as additional insured, mortgagee and loss payee on all policies insuring the Properties, and all such policies will otherwise be in a form acceptable to Capital America.

SUBORDINATE
DEBT: The Borrower may not incur any indebtedness other than the Loan during the term thereof. No secured or unsecured debt, including subordinate debt, shall be permitted on the Properties during the term of the Loan. In addition, owners of the Borrower shall be prohibited from pledging their interests in the Borrower to secure any financing during the term of the Loan.

SUBORDINATION
OF LEASES:     The leases for any space tenants at the Properties shall be subordinate to the lien of the mortgage and Borrower Sponsor will use its best efforts to provide any subordination, non-disturbance and attornment agreement in form and substance acceptable to Capital America.

SUBORDINATION: Borrower Sponsor and its affiliates will be required to subordinate to Capital America and its assignees the right to receive any fees (including management fees), distributions or other payments from the Borrower.

ESTOPPEL
CERTIFICATES:  Borrower will provide to Capital America prior to closing estoppel certificates, in form and substance acceptable to Capital America, from any space tenants at the Properties.

SERVICER:      The Loan will be serviced by a third-party servicer (the
               "Servicer") to be selected by Capital America, which Servicer may be an affiliate of Capital America.

NON-RECOURSE:  The Loan will be non-recourse, except for Capital America's standard carve-outs including, but not limited to, indemnification for environmental liability, misappropriation of funds, material or intentional misrepresentation, fraud, physical waste of the Properties and removal or disposal of any portion of the Properties.

SUBSTITUTION
OF COLLATERAL: At any time during the Loan, collateral may be substituted provided that (a) all such Properties substituted during the term of the Loan do not represent more than the lesser of (i) the greatest of (A) 30% of the trailing 12-month Net Operating Income of the Properties as of the date of substitution and (B) 40% of the trailing 12-month Net Operating Income of the Properties as of the closing date, and (ii) the greatest of (A) 30% of the value of the Properties (as determined by Capital America) as of the date of substitution and (B) 40% of the value of the Properties (as determined by Capital America) as of the closing date, (b) such substitutions shall not be allowed more than three times during the term of the Loan, and (c) all of the following conditions are satisfied: (1) the new property(ies) to be substituted in are satisfactory to Capital America in all respects (after Capital America's due diligence investigation), (2) as a result of the substitution, the overall DSCR for the Loan is not less than the greater of (x) the overall DSCR at the initial closing of the Loan and (y) the overall DSCR for the Loan immediately prior to the substitution, (3) as a result of the substitution, the overall LTV for the Loan is not greater than the lesser of (x) the overall LTV at the initial closing of the Loan and (y) the overall LTV for the Loan immediately prior to the substitution,
               (4) the trailing 12-month Net Operating Income for the new property(ies) may not show a downward trend for any of the preceding three years and shall be adjusted, if necessary, to cap the growth of departmental profits at 10% from each of the previous three year's, (5) confirmation that no downgrade in ratings on the securities backed by the Loan will result from the substitution is obtained or would result if this Loan were a stand alone securitization, and any fees associated with such confirmation are paid by the Borrower, (6) all of Capital America's due diligence and other costs and expenses are paid by the Borrower and (7) an opinion is obtained from reputable counsel approved by Capital America stating that the substitution does not violate the REMIC rules.

ASSUMABILITY:  The equity interests in Borrower will be transferable with the consent of Capital America. If all of the Properties are transferred to one purchaser, the Loan may be assumed by the purchaser provided that the Rating Agencies confirm that such transfer will not result in a downgrade in the securities issued in connection with the Loan and the purchaser assumes the Borrower's obligations under the Loan pursuant to documentation which is acceptable to the Rating Agencies and Capital America. Such transfer provisions will apply to a change in control of the Borrower. Upon the transfer of the equity interests or sale of the Properties, Borrower will pay all reasonable expenses in connection with the assumption of the Loan capped at 1% of the outstanding principal amount of the Loan.

DOCUMENTS:     The Loan shall be evidenced by documentation customary for similar transactions, and in form and substance acceptable to Capital America in its sole and absolute discretion, which documentation shall be consistent in all material respects with the terms and provisions hereof. Such documentation shall include customary representations and warranties from the Borrower to Capital America and customary events of default. In addition, all relevant ancillary documents relating to the Borrower, including without limitation any applicable management agreements and franchise agreements, shall be satisfactory to Capital America in its sole discretion.

LEGAL
OPINIONS:      As a condition to the closing, the Borrower's counsel shall render all customary legal opinions regarding the Borrower and the Loan. Such opinions shall include an opinion of Borrower's counsel, which counsel shall be reasonably acceptable to Capital
               America, including, without limitation, a usury opinion and an opinion as to the enforceability of the Loan transaction under New York law. The Borrower's counsel shall render a substantive non-consolidation opinion and such other opinions as may be requested by the applicable
               Rating Agency, all in form and substance customary or required for rated transactions.

DUE DILIGENCE/ADDITIONAL
CONDITIONS PRECEDENT TO
FUNDING/
CLOSING: The obligation of Capital America to make the Loan is subject to the completion by Capital America to Capital America's satisfaction of Capital America's due diligence with respect to the Properties and the Borrower, including, without limitation, the receipt by and reasonable approval of Capital America of the following:

               (i) Perfected first mortgage or deed of trust on the Properties;

               (ii) Title insurance policies issued by a national company reasonably acceptable to Capital America showing indefeasible title to the Properties vested in the Borrower, insuring the first priority of the lien arising under the applicable mortgage in an amount acceptable to Capital America, excepting from coverage thereunder only such matters as are approved by Capital America, and including such co-insurance and/or reinsurance as is required by Capital America;

               (iii) MAI appraisals (prepared in compliance with FIRREA) with respect to the Properties by a firm approved by Capital America, which appraisals shall be completed after the Borrower Sponsor completes its REIT IPO, but prior to August 11, 1998. In the event that the appraisals are completed after August 11, 1998, but prior to February 11, 1999, then the Spread (as defined above) shall increase by 9 basis points;

               (iv) Environmental audits (i.e. Phase I surveys and, if deemed necessary or appropriate by Capital America, Phase II surveys) of the Properties, acceptable to Capital America from a firm approved by Capital America;

               (v) Structural engineering report acceptable to Capital America from a firm approved by Capital America, identifying, among other things, (a) deferred maintenance for the Properties and the cost thereof and (b) a 10 year schedule of anticipated capital expenditures and the per annum cost thereof;

               (vi) Insurance policies (including, without limitation, earthquake, hurricane and/or flood insurance, as applicable) in such form, with such carriers, and in such amounts as are required pursuant to the Loan Documents and deemed acceptable to Capital America;

               (vii) Three year historical operating statements of the
                     Properties (verified by a certified public accounting firm acceptable to Capital America), trailing 12 month operating statements of the Properties and operating budgets for the Properties for the year ending December 31, 1998.

              (viii) Surveys (or, if reasonably acceptable to Capital America, updated and recertified surveys) meeting Capital America's reasonable specifications

                       (including with respect to the surveyor's certification) and legal description of the Properties;

                (ix) Certificates of occupancy for each Property and reasonable evidence of compliance with all applicable zoning, building, environmental and other laws applicable to the Properties. Zoning letters or the like from applicable governmental authorities are acceptable for the purposes hereof;

                (x) Copies of all leases, material contracts and permits affecting the Properties;

                (xi) Evidence that all utility services required for the Properties are available and that the Properties are subject to separate tax assessment;

                (xii) Opinions of counsel and local counsel to Borrower and Borrower Sponsor in form and substance reasonably satisfactory to Capital America (including, without limitation, a substantive non-consolidation opinion);

                (xiii) Copy of the current occupancy statistics and room rates for the Properties;

                (xiv) Evidence that the ground lease allows for first mortgage financing on the Properties and confirmation that all terms and conditions of the ground lease are acceptable to Capital America; and

                (xv)   Other information reasonably required by Capital America.

EXPENSES:        By executing the Commitment Letter, Borrower Sponsor agrees to pay or to reimburse, and to cause the Borrower to pay or reimburse, Capital America and its affiliates, upon demand and whether or not the Loan is consummated in whole or in part, the reasonable fees and out of pocket expenses incurred by Capital
                 America and the outside counsel and auditors retained by Capital America in connection with the matters and transactions contemplated hereby which fees and expenses shall also include, but not be limited to, the fees of all third parties relating to the due diligence review to be undertaken by Capital America and its third party consultants, title insurance, insurance review costs, the cost of an appraisal, environmental reports, engineering and structural reports, and all expenses associated with engaging a servicer and a trustee (each of which shall be selected by Capital America in its sole discretion), setting up and pre-funding a cash management account and structuring the Loan.

INDEMNIFICATION: Borrower Sponsor agrees that it and the Borrower (if a separate entity) will indemnify and hold Capital America and each of its affiliates (including its officers, directors, partners, employees and agents) (each, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses or liabilities ("Losses") in connection with, arising out of or resulting from the transactions and matters referred to or contemplated hereby, except to the extent that it is finally judicially determined that any losses resulted solely from the gross negligence or bad faith of an Indemnified Party. In the event that Capital

                 America or its affiliates becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated hereby, borrower sponsor and the borrower (if a separate entity) shall periodically reimburse capital america or its affiliates upon demand therefore in an amount equal to the reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. the obligations of the borrower sponsor and borrower pursuant to this paragraph shall survive in the event the loan is not consummated for any reason.

ASSIGNMENT:      The Loan may be assigned by Capital America at any time in its sole discretion. The Commitment Letter and this Summary of Terms may be assigned by Capital America at any time to The
                 Capital Company of America LLC. All references to Capital
                 America in this Summary of Terms or in the accompanying
                 Commitment Letter (as reflected in the Loan documents) shall be deemed to refer to Capital America and its successors and assigns. Neither the Loan nor the Commitment Letter nor this Summary of Terms may be assigned by Borrower Sponsor.

SECONDARY MARKET
TRANSACTIONS:    Borrower Sponsor understands that Capital America will close the Loan described herein as principal. Nevertheless, after the closing of the Loan, Capital America may engage in a secondary market transaction by either selling the Loan to an affiliate in order to enable such affiliate to complete a securitization by way of either a public or private securities offering which is rated by one or more rating agencies or engaging in some other transaction (each, a "Secondary Market Transaction").
                 Therefore, the loan documentation will require the Borrower
                 Sponsor and Borrower to, among other things, assist Capital
                 America and its affiliates in the preparation of a disclosure document describing the Secondary Market Transaction and provide Capital America all information and materials reasonably required (including an updated appraisal and environmental report and financial and operating statements) in a manner that satisfies the requirements of any applicable federal laws and applicable state laws, and use its best efforts to help facilitate the consummation of the Secondary
                 Market Transaction. Borrower Sponsor and Borrower agree to act reasonably and promptly in connection with their review of the relevant portions of the offering documents.

                 In connection with a Secondary Market Transaction, the Loan Agreement will require Borrower Sponsor and Borrower to indemnify and hold Capital America and its controlling persons and affiliates harmless against all costs, expenses and damages incurred by Capital America and its controlling persons and affiliates (including, without limitation, all liabilities under all applicable federal and state securities laws) as a direct result of any material omission or untrue statement of a material fact contained in such offering documents based on information provided by Borrower Sponsor or the Borrower (if a separate entity), which describes Borrower Sponsor, the Borrower (if a separate entity), the Properties, the property manager or any aspect of the subject financing or the parties directly involved therein, or as a result of any material omission or untrue statement of material fact in any of the financial statements of Borrower Sponsor


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

                or the Borrower incorporated into the offering documents or the failure to include in such financial statements or in such offering documents any material fact relating to Borrower Sponsor, the Borrower, the Properties, the property manager and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Borrower shall have had an opportunity to review and comment upon the relevant portions of the offering documents.

PUBLICITY:      In the event the Loan contemplated herein is made, Capital
                America shall have the right to issue press releases, advertisements and other promotional materials describing
                Capital America's participation in the origination of the Loan or the Loan's inclusion in any Secondary Market Transaction effectuated by Capital America. Capital America recognizes that Borrower Sponsor will disclose and publicize certain details of this transaction in connection with its public offering.

GOVERNING LAW:  The Loan transaction and each of the documents with respect thereto (other than the mortgages or deeds of trust which shall be governed by the laws of the States in which the Properties are located) shall be governed by the internal laws of the State of New York. The Borrower agrees that all actions relating to this Summary of Terms, the Commitment Letter, or the Loan (other than actions by Capital America, its successors and assigns in connection with the enforcement of any Loan document) shall be brought exclusively in the federal or state courts located in the State of New York and that trial by jury is hereby waived for all actions relating to this Summary of Terms, the Commitment Letter or the Loan.

NO MATERIAL
ADVERSE CHANGE: Except as may be expressly otherwise provided herein, on the closing date, the income and expenses of the Properties, the financial statements of the Borrower and all other features of the transaction shall be as represented in this Summary of Terms, and all other documents and communications presented to Capital America in order to induce Capital America to make the Loan, shall be without material change or Capital America shall have no obligation to close and fund the Loan under the Commitment Letter. At closing, the Borrower shall certify that no material changes shall have occurred as may be requested by Capital America.

                In addition, if, on or before the date of the closing of the Loan, any of the following shall have occurred, Capital America shall have no obligation to close and fund the Loan under the Commitment Letter; (i) any of the Properties shall have been (a) damaged and not repaired to Capital America's satisfaction or
                (b) taken in condemnation or other similar proceeding, or any such proceeding shall be pending; (ii) a structural change in the physical condition of any portion of the Properties; (iii) Borrower or any partners, members, principal shareholders or officers of Borrower or any tenant under any lease deemed by Capital America to be material to Capital America's security or any guarantor of any such lease shall be the subject of any bankruptcy, reorganization or insolvency proceeding; (iv) any default shall have occurred and be continuing in the performance of any obligation of Borrower or an affiliate of Borrower in the instruments evidencing, securing or guaranteeing another loan of Borrower or such affiliate; and (v) discovery of any asbestos, toxic waste, or other hazardous substance on the Properties which discovery would be materially adverse to

                Capital America. Borrower Sponsor hereby represents and warrants to Capital America that it has received no notice of, and has no other knowledge of or basis upon which to believe that it or any partner is or may become the subject of any bankruptcy, reorganization or insolvency proceeding.









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